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                                                                    EXHIBIT 99.1
FOR RELEASE: Immediately

Contact:
Richard K. Arter             Investor Relations              941-362-1200
Richard J. Dobbyn            Chief Financial Officer         941-362-1200

              SUN HYDRAULICS FIRST QUARTER NET INCOME INCREASES 21%

SARASOTA, FLA, May 9, 2001 - Sun Hydraulics Corporation (NASDAQ: SNHY) today announced that net income for the first quarter ended March 31, 2001, was $1.0 million, an increase of 20.7% compared to the first quarter of 2000. The increase in net income was achieved despite a 6.2% decrease in net sales. Gross profit as a percent of sales for the first quarter improved to 28.0%, compared to 25.1% for the same period one year ago. Both basic and diluted earnings per share for the first quarter of 2001 were $0.16, compared to $0.13 for the first quarter of 2000.

 "Domestically, we performed well in comparison to other U.S. hydraulics companies and our international locations also continued to do well. First quarter orders increased 17.2% over the previous quarter," said Sun Hydraulics President, Allen Carlson. "We were able to turn a significant portion of the order increase into shipments in the current quarter which helped to increase profits.

"The first quarter order increase was the result of a strong January and February. In March and April incoming order rates decreased to levels experienced in the fourth quarter of last year," Carlson continued. "Capacity utilization in the United States manufacturing sector is at the lowest levels we have seen since 1991. At current incoming order rates, we expect second quarter shipments will be 10% to 15% below first quarter levels.

"Despite the weakness in our markets, we continue to invest for growth and operational improvements," Carlson said. "This summer we will begin expansion of our United Kingdom operation, essentially doubling the manufacturing space at this facility. Our European business continues to increase and this investment will help us to meet future growth."

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

Sun Hydraulics Corporation will broadcast its 1st quarter 2001 financial results conference call with analysts live over the Internet at 2:30 P.M. E.D.T., today, May 9, 2001. To listen, go to http://investor.sunhydraulics.com/medialist.cfm.


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FORWARD-LOOKING INFORMATION
        Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management's Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company's strategies regarding growth, including its intention to develop new products; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations; (iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

         Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company's revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and
(vi) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-Q for the quarter ended March 31, 2001, and under the heading "Business" and particularly under the subheading, "Business Risk Factors" in the Company's Form 10-K for the year ended December 30, 2000. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.


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SUN HYDRAULICS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       THREE MONTHS ENDED
                                                 MARCH 31, 2001    APRIL 1, 2000
                                                   (UNAUDITED)       (UNAUDITED)

NET SALES                                            $18,979          $ 20,233

Cost of sales                                         13,663            15,150
                                                     -------------------------

GROSS PROFIT                                           5,316             5,083
Selling, engineering and
  administrative expenses                              3,457             3,644
                                                     -------------------------

OPERATING INCOME                                       1,859             1,439

Interest expense                                         270               290
Miscellaneous expense (income)                             3               (53)
                                                     -------------------------

INCOME BEFORE INCOME TAXES                             1,586             1,202

Income tax provision                                     552               345
                                                     -------------------------


NET INCOME                                           $ 1,034          $    857
                                                     =========================

BASIC NET INCOME PER COMMON SHARE                    $  0.16          $   0.13

WEIGHTED AVERAGE SHARES OUTSTANDING                    6,385             6,385

DILUTED NET INCOME PER COMMON SHARE                  $  0.16          $   0.13

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING            6,585             6,589


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SUN HYDRAULICS CORPORATION
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                        MARCH 31, 2001    DECEMBER 30, 2000
                                                         (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                                $ 2,856               $ 2,698
  Accounts receivable, net of allowance for
    doubtful accounts of $174 and $163                       7,442                 6,112
  Inventories                                                8,983                 9,033
  Taxes receivable                                              --                    --
  Other current assets                                         663                   536
                                                           -----------------------------
  Total current assets                                      19,944                18,379
Property, plant and equipment, net                          44,596                44,984
Other assets                                                   975                 1,011
                                                           -----------------------------
  TOTAL ASSETS                                             $65,515               $64,374
                                                           =============================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                         $ 1,838               $ 1,787
  Accrued expenses and other liabilities                     1,811                 1,585
  Long-term debt due within one year                         1,848                 1,779
  Dividends payable                                            255                   255
  Taxes payable                                                593                   315
                                                           -----------------------------
  Total current liabilities                                  6,345                 5,721

Long-term debt due after one year                           10,131                10,233
Deferred income taxes                                        4,096                 4,106
Other noncurrent liabilities                                   465                   478
                                                           -----------------------------
  Total liabilities                                         21,037                20,538
Shareholders' equity:
  Preferred stock                                               --                    --
  Common stock                                                   6                     6
  Capital in excess of par value                            24,486                24,486
  Retained earnings                                         19,852                19,073
  Accumulated other comprehensive income                       134                   271
                                                           -----------------------------
  Total shareholders' equity                                44,478                43,836
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $65,515               $64,374
                                                           =============================


The accompanying Notes to the Consolidated Financial Statements are an integral part of these financial statements.


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